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                           PURCHASE AND SALE AGREEMENT


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                                     SELLER:


                        BHP MINERALS INTERNATIONAL INC.,
                             a Delaware corporation


                                   PURCHASER:


                          ALTAIR NANOTECHNOLOGIES INC.,
                              a Canada corporation


                                    PROPERTY:


                                 204 Edison Way,
                               Reno, Nevada 89502


                                 August 8, 2002


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                                LIST OF EXHIBITS


                      Exhibit

                       1.1.1        Legal Description

                       2.2.1        Form of Promissory Note

                       2.2.2        Form of Deed of Trust

                        3.3         Schedule of Contracts

                        5.2         Resolution of the Board of Directors
                                    of Purchaser

                       9.2.1        Form of Lender's Policy

                       9.2.2        Form of Owner's Policy

                       9.3.1        Form of Grant Bargain and Sale Deed

                       9.3.2        Form of Bill of Sale

                       9.3.3        Form of Lease Termination Agreement

                       9.3.4        Form of Assignment and Assumption
                                    of Contracts

                       9.3.5        Form of Assignment of Warranties
                                    and Guarantees

                       9.3.6        Form of FIRPTA Affidavit

                       9.3.7        Form of Designation Agreement

                       9.3.8        Form of Royalty Termination Agreement

                        9.8 Form of Notice to Tenants/Contractors/ Utility Companies









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                           PURCHASE AND SALE AGREEMENT

         This PURCHASE AND SALE AGREEMENT (this "Agreement") is effective as of August 8, 2002 (the "Effective Date"). It is between BHP MINERALS INTERNATIONAL INC., a Delaware corporation ("Seller"), and ALTAIR NANOTECHNOLOGIES INC., a Canada corporation ("Purchaser").

                                    RECITALS:

         A. Seller desires to sell certain improved real property commonly known as 204 Edison Way, Reno, Nevada, along with certain related personal and intangible property, and Purchaser desires to purchase such real, personal and intangible property.

         B. Seller (as Lessor) and Altair International Inc., Purchaser's predecessor in interest, (as Tenant) entered into that certain Lease of Property Located at 204 Edison Way, Reno, Nevada, executed on or about November 16, 1999 (the "Lease"), which Lease will be terminated concurrent with the Date of Closing, as defined in Section 2.3 below, in accordance with the terms set forth herein.

         C. Seller and Altair International Inc. also entered into that certain Asset Purchase and Sale Agreement dated as of November 16, 1999 (the "1999 Purchase Agreement"), which, among other things, provides for the payment to Seller by Altair of a Royalty, as defined therein, in accordance with Section
6.5 of the 1999 Purchase Agreement. All prospective obligations, liabilities and benefits of each of Seller and Purchaser under the 1999 Purchase Agreement will be terminated concurrent with the Date of Closing, in accordance with the terms set forth herein.

         NOW, THEREFORE, in consideration of the foregoing, of the covenants, promises and undertakings set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Purchaser agree as follows:

1.       THE PROPERTY

         1.1 Description

         Subject to the terms and conditions of this Agreement, and for the consideration herein set forth, Seller agrees to sell and transfer, and Purchaser agrees to purchase and acquire, all of Seller's right, title, and interest in and to the following (collectively, the "Property"):

         (a) Certain land (the "Land") located in City of Reno, County of Washoe, State of Nevada, and more specifically described in Exhibit 1.1.1 attached hereto;

         (b) All buildings, parking areas, fixtures and other improvements of every kind and character on the Land (the "Improvements");

         (c) The wastewater system located on the Land, including without limitation, control boxes; Harrington Tank and filter pump; sperry filter press; 3300 gallon, 100-inch non-potable water tank; associated motors; 1100 gallon storage tank; non-potable water tank numbered 30-09.140; 3000 gallon tank; white tank; Dayton Trivolt industrial duty three-phase TEFC; and associated piping (collectively the "Wastewater System");

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         (d) Any furniture,  machinery,  apparatus,  equipment and other movable personal property of every kind and character owned by Seller on the Land other than the Wastewater System (collectively, the "Personal Property");

         (e) All easements, hereditaments, and appurtenances belonging to or inuring to the benefit of Seller and pertaining to the Land, if any;

         (f) Any street or road abutting the Land to the center lines thereof;

         (g) Subject to Section 3.3, all contracts and agreements relating to the operation, repair or maintenance of the Land, the Improvements or the Personal Property the terms of which extend beyond midnight of the day preceding the Date of Closing;

         (h) All assignable warranties and guaranties issued in connection with the Improvements or the Personal Property; and

         (i) All transferable consents, authorizations, variances or waivers, licenses, permits and approvals from any governmental or quasi-governmental agency, department, board, commission, bureau or other entity or instrumentality with respect to the Land or the Improvements (collectively, the "Approvals").

1.2      "As-Is" Purchase

         Purchaser acknowledges that it has been in possession and control of the Property prior to the Date of Closing (as hereinafter defined) under the terms of the Lease. Purchaser further acknowledges and agrees that it has been or will prior to the Date of Closing be given a full opportunity to inspect and investigate every aspect of the Property, including all matters related to legal status or requirements, physical condition, title, leasing, contracts, and other matters of significance. Purchaser specifically acknowledges and agrees that the Property is being sold in an "AS IS" condition and "WITH ALL FAULTS" as of the date of this Agreement and as of the Closing. Except as expressly set forth in this Agreement, no representations or warranties have been made or are made and no responsibility has been or is assumed by Seller or by any partner, officer, person, firm, agent or representative acting or purporting to act on behalf of Seller as to any matters concerning the Property, including, without limitation, the condition or repair of the Property or the value, expense of operation, or income potential thereof or as to any other fact or condition which has or might affect the Property or the condition, repair, value, expense of operation or income potential of the Property or any portion thereof. The parties agree that all understandings and agreements heretofore made between them or their respective agents or representatives are merged in this Agreement and the Exhibits hereto annexed, which alone fully and completely express their agreement, and that this Agreement has been entered into after full investigation, or with the parties satisfied with the opportunity afforded for full investigation. Purchaser is not relying upon any statement or representation by Seller unless such statement or representation is specifically embodied in this Agreement or the Exhibits annexed hereto. Without limiting the foregoing, Seller makes no representations or warranties as to whether the Property contains asbestos or harmful or toxic substances or pertaining to the extent, location or nature of same. Further, to the extent that Seller has


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provided or hereafter may provide to Purchaser  information from any inspection, engineering or environmental reports concerning asbestos or harmful or toxic substances, Seller makes no representations or warranties with respect to the accuracy or completeness, methodology of preparation or otherwise concerning the contents of such reports. Purchaser acknowledges that Seller has requested Purchaser to inspect fully the Property and investigate all matters relevant thereto and to rely solely upon the results of Purchaser's own inspections or other information obtained or otherwise available to Purchaser, rather than any information that may have been provided by Seller to Purchaser.

         Without limiting the above, Purchaser on behalf of itself and its successors and assigns waives and releases Seller and its successors and assigns from any and all demands, claims, legal or administrative proceedings, losses, liabilities, damages, penalties, fines, liens, judgments, costs or expenses whatsoever (including, without limitation, attorneys' fees and costs), whether direct or indirect, known or unknown, foreseen or unforeseen, arising from or relating to the Property or any law or regulation applicable thereto, including any environmental claims relating to the presence or alleged presence of asbestos or harmful or toxic substances in, on, under or about the Property, whether arising prior to or after the Closing, including, without limitation, any claims under or on account of (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as the same may have been or may be amended from time to time, and similar state statutes, and any regulations promulgated thereunder, (ii) any other federal, state or local law, ordinance, rule or regulation, now or hereafter in effect, that deals with or otherwise in any manner relates to, environmental matters of any kind, or (iii) this Agreement or the common law. Purchaser expressly waives any all rights under any applicable law that a general release does not extend to claims which the creditor does not know or suspect to exist in its favor at the time of executing the release, which if known by it must have materially affected its settlement with the debtor.

The terms and provisions of this paragraph shall survive the Closing hereunder.

         1.3 Agreement to Convey

         Seller agrees to convey, and Purchaser agrees to accept (a) title to the Land and Improvements by grant bargain and sale deed in the form attached hereto as Exhibit 9.3.1, subject to the Permitted Encumbrances (as hereinafter defined), and (b) title to the Personal Property by bill of sale in the form attached hereto as Exhibit 9.3.2 without warranty as to the title or the condition of the Personal Property.

2.       PRICE, PAYMENT AND CLOSING

         2.1 Purchase Price

         The purchase price for the Property (the "Purchase Price") is Three Million Dollars (US$3,000,000.00).

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         2.2 Payment

         Payment of the Purchase Price is to be made as follows: at Closing, Purchaser shall deliver to Seller a fully executed Promissory Note Secured by Deed of Trust ("Note") in the original principal amount of Three Million and No/100 Dollars (US$3,000,000), in the form attached hereto as Exhibit 2.2.1, which shall be secured by a first lien Deed of Trust, Assignment of Leases, Security Agreement and Fixture Filing ("Deed of Trust") encumbering the Property (other than the Personal Property), in the form attached hereto as Exhibit
2.2.2. In addition, Seller shall have the right to file one or more UCC-1 Financing Statements and the Canadian equivalent thereof ("UCC-1 Financing Statements"), in form and consent satisfactory to Seller, with the Nevada Secretary of State, the Wyoming Secretary of State, the appropriate governmental agency of Canada, and/or such other jurisdictions as are necessary to properly perfect Seller's security interest in the Wastewater System secured under the Deed of Trust.

         2.3 Closing

         The closing hereunder (the "Closing") will take place on August 12, 2002, at the offices of Hale Lane Peek Dennison and Howard, 100 West Liberty Street, Tenth Floor, Reno, Nevada 89501 at noon Pacific Daylight Time or at such other time and place as may be mutually agreed upon in writing by Seller and Purchaser (the aforesaid date, or such other agreed date, being referred to in this Agreement as the "Date of Closing").

3.       INFORMATION AND APPROVALS

         3.1 Information

         Seller makes no representations or warranties as to the truth, accuracy or completeness of any materials, data or other information supplied to Purchaser in connection with the Property (e.g., that such materials are complete, accurate or the final version thereof, or that all such materials are in Seller's possession). It is the parties' express understanding and agreement that such materials, if any, are provided only for Purchaser's convenience in making its own examination of the Property, and Purchaser shall rely exclusively on its own independent investigation and evaluation of every aspect of the Property and not on any materials supplied by Seller. Purchaser expressly disclaims any intent to rely on any such materials provided to it by Seller in connection with its inspection and agrees that it shall rely solely on its own independently developed or verified information.

         3.2 Title Commitment

         Seller has caused to be delivered to Purchaser a preliminary title report on the Land ("Title Report"), together with copies of all items shown as exceptions to title therein.

         3.3 Contracts

         Purchaser has reviewed and elects to assume the service, maintenance, supply or other contracts relating to operation of the Property which are identified on Exhibit 3.3 attached hereto.

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         3.3 Permitted Encumbrances

         Purchaser shall be deemed to have approved and to have agreed to purchase the Property subject to the following:

         1. All matters shown on the Title Report;

         2. All matters directly or indirectly created or consented to by Purchaser;

         3. All Contracts identified on Exhibit 3.3 attached hereto

         4. The lien of non-delinquent real and personal property taxes and assessments;

         5. rights of parties in possession not shown by the public records;

         6. water rights, claims or title to water, whether or not shown by the public records;

         7. governmental laws, codes, ordinances and restrictions now or hereafter in effect as they may affect the Property;

         8. discrepancies, conflicts in boundary lines, shortages in area, encroachments, and any state of facts which an inspection or an ALTA survey of the Property would disclose and which are not shown by the public records;

         9.  easements or claims of easements  not shown by the public  records;
and

         10. any service, installation, connection, maintenance or construction charges due after Closing for sewer, water, electricity, telephone, cable television or gas, subject to the proration provisions of this Agreement.

All of the foregoing are referred to herein collectively as "Permitted Encumbrances".

4.       PRIOR TO CLOSING

         Prior to Closing, Seller or Seller's agent shall:

         4.1 New Contracts

         Not enter into any contracts with third parties that in any way affect the Property or this Agreement.

         4.2 New Leases

         Not enter into any new leases related to the Property.

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5.       REPRESENTATIONS AND WARRANTIES

         5.1 By Seller

         Seller represents and warrants to Purchaser that Seller is corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has duly authorized the execution and performance of this Agreement, and such execution and performance will not violate any material term of its certificate of incorporation or by-laws.

         5.2 By Purchaser

         Purchaser represents and warrants to Seller that:

         (a) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Canada, is authorized to do business in the State of Nevada, has duly authorized the execution and performance of this Agreement, and such execution and performance will not violate any material term of any of its constitutive documents.

         (b) The resolution ("Resolution") attached hereto as Exhibit 5.2 is a true and correct copy of a resolution adopted by the Board of Directors of Purchaser pursuant to which the transaction contemplated by this Agreement has been authorized, the Resolution is the complete statement of the Board of Directors of Purchaser in relation to such matters, and the Resolution has not been modified or amended in any way.

         (c) No petition in bankruptcy (voluntary or otherwise), assignment for the benefit of creditors, or petition seeking reorganization or arrangement or other action under Federal or State bankruptcy laws is pending against or contemplated by Purchaser.

         (d) Purchaser has inspected the Property fully and completely at its expense and has ascertained to its satisfaction the extent to which the Property complies with applicable zoning, building, environmental, health and safety and all other laws, codes and regulations.

         (e) Purchaser has reviewed the contracts, expenses and other matters relating to the Property and, based upon its own investigations, inspections, tests and studies, has determined to purchase the Property and to assume Seller's obligations under the contracts and otherwise with respect to the Property.

         5.3 Mutual

         Each of Seller and Purchaser represents to the other that it has had no dealings, negotiations, or consultations with, nor has it engaged, any broker, representative, employee, agent or other intermediary in connection with the Agreement or the sale of the Property. Seller and Purchaser agree to indemnify, defend and hold the other free and harmless from the claims of any other broker(s), representative(s), employee(s), agent(s) or other intermediary(ies) claiming to have represented Seller or Purchaser, respectively, or otherwise claiming to be entitled to compensation in connection with this Agreement or in connection with the sale of the Property.

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6.       COSTS AND PRORATIONS

         6.1 Purchaser's Costs

         Purchaser will pay the following costs of closing this transaction:

         (a) The fees and disbursements of its counsel, inspecting architect and engineer, if any;

         (b) One half (1/2) of any escrow or closing fees of the Title Company and real estate transfer, stamp or documentary taxes;

         (c) Any sales or use taxes relating to the transfer of the Wastewater System and any Personal Property to Purchaser;

         (d) Any premium charges (above the charges for standard coverage of owner's policy paid for by Seller under Section 6.2(b) below) for any extended coverage under the owner's policy, including endorsements and/or deletions of exception items requested by Purchaser, and any cancellation charges imposed by any title company in the event the owner's title insurance policy is not issued;

         (e) One half (1/2) of any recording fees; and

         (f) Any other expenses incurred by Purchaser or its representatives in inspecting or evaluating the Property or closing this transaction.

         6.2 Seller's Costs

         Seller will pay the following costs of closing this transaction:

                  (a) The cost of the premium for a standard coverage of owner's title insurance policy furnished to Purchaser as required by Section
         9.2 below;

                  (b) The cost of any lender's title insurance policy obtained by Seller in connection with the transaction contemplated hereunder, including, any additional premium charges for endorsements and/or deletions of exception items and any cancellation charges imposed by any title company in the event a title insurance policy is not issued;

                  (c) One half (1/2) of any escrow or closing fees and real estate transfer, stamp or documentary taxes; and

                  (d) One half (1/2) of any recording fees.

         6.3 Prorations

         Personal property taxes, installment payments of special assessment liens, vault charges, sewer charges, utility charges and normally prorated operating expenses actually paid or payable as of the Date of Closing shall be prorated as of the Date of Closing, provided that within sixty (60) days after the Closing, Purchaser and Seller will make a further adjustment for such taxes or charges which may have accrued or been incurred prior to the Date of Closing, but not collected or paid at that date. All prorations shall be made on a 365-day calendar year basis, using actual number of days in the month.



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         6.4 Taxes

         General real estate taxes, personal property taxes, special assessments (and installments thereof) and other governmental taxes and charges relating to the Property (collectively, "Taxes") payable during the year in which Closing occurs shall be prorated as of the Date of Closing. If Closing occurs before the actual Taxes payable during such year are known, the proration of Taxes shall be upon the basis of Taxes for the Property payable during the immediately preceding year; provided, however, that if the Taxes payable during the year in which Closing occurs are thereafter determined to be more or less than the Taxes payable during the preceding year (after any appeal of the assessed valuation thereof is concluded), Seller and Purchaser promptly (but no later than December 31, 2002 except in the case of an ongoing tax protest) shall adjust the proration of Taxes and Seller or Purchaser, as the case may be, shall pay to the other any amount required as a result of such adjustment. This covenant shall not merge with the deed delivered hereunder but shall survive the Closing.

         6.5 In General

         Any other costs or charges of closing this transaction not specifically mentioned in this Agreement shall be paid and adjusted in accordance with local custom in Washoe County, Nevada.

         6.6 Purpose and Intent

         Except as expressly provided herein, the purpose and intent as to the provisions of this Agreement relating to prorations, adjustments and apportionments is that Seller shall bear all expenses of ownership and operation of the Property and shall receive all income therefrom accruing through midnight at the end of the day preceding the Closing and Purchaser shall bear all such expenses and receive all such income accruing thereafter.

7.       DAMAGE, DESTRUCTION OR CONDEMNATION

         If, prior to Closing, all or any portion of the building(s) are rendered untenantable or are destroyed, or are taken under power of eminent domain, Purchaser shall close this transaction on the date and at the Purchase Price agreed upon in Section 2, and Seller will assign to Purchaser the physical damage proceeds of any insurance policies payable to Seller, or Seller's portion of any condemnation award, in both cases, up to the amount of the Purchase Price.

8.       NOTICES

         Any notice required or permitted to be given hereunder shall be deemed to be given when hand delivered; or one (1) business day after pickup by UPS, Federal Express, or similar overnight express service; or when delivered by facsimile transmission if transmission and receipt by sender of a transmission confirmation occurs between 8:00 a.m. and 5:00 p.m. Pacific Time on any given business day, or otherwise, the next business day (provided that for any fax


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transmission,  a duplicate will be sent by overnight  express  service within 24 hours after the fax transmission); in any case addressed to the parties at their respective addresses referenced below:

                       If to Seller:   BHP Minerals International Inc.
                                       c/o  BHP Billiton
                                       1360 Post Oak Blvd., Suite 150
                                       Houston, Texas  77056-3020
                                       Attention:     Legal Department
                                       Phone:         (713) 961-8526
                                       Fax:           (713) 961-8507

                      And a copy to:   Morrison & Foerster LLP
                                       425 Market Street
                                       San Francisco, California 94105
                                       Attention:     Peter Aitelli, Esq.
                                       Phone:         (415) 268-7085
                                       Fax:           (415) 268-7522

                    If to Purchaser:   Altair Nanotechnologies Inc.
                                       230 South Rock Boulevard, #21

                                       Reno, Nevada 89502
                                       Attention:  Mr. Edward Dickinson
                                       Phone:        702-857-1966
                                       Fax:             702-857-1920

                     With a copy to:   Altair Nanotechnologies Inc.

                                       1725 Sheridan Avenue, Suite 140
                                       Cody, Wyoming 82414
                                       Attention:    Dr. William P. Long
                                       Phone:         888-4-258247
                                       Fax:           307-587-8357


               If to Title Company's   First American Title Insurance Company
               Walnut Creek Office:    1850 Mt. Diablo Boulevard, Suite 300
                                       Walnut Creek, CA  94596
                                       Attn:  Kitty Schlesinger
                                       Telephone:  (925) 927-2100
                                       Facsimile:  (925) 927-2180

  If to Title Company's Reno Office:   First American Title Insurance Company
                                       5310 Kietzke Lane, Suite 100
                                       Reno, Nevada 89511-2043
                                       Attn:  Ron Breazeale
                                       Telephone:  (775) 823-4180
                                       Facsimile:  (775) 823-6222

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or, in each case,  to such other  address as either  party may from time to time designate by giving notice in writing to the other party. Effective notice will be deemed given only as provided above.

9.       CLOSING AND ESCROW

         9.1 Escrow Instructions

         Upon execution of this Agreement, the parties shall deliver an executed counterpart of this Agreement to First American Title Guaranty Company, 1850 Mt. Diablo Boulevard, Suite 300, Walnut Creek, California 94596 ("Title Company") to serve as the instructions to the Title Company as escrow holder for consummation of the transaction contemplated herein. Seller and Purchaser agree to execute such additional and supplementary instructions as may be appropriate to enable the Title Company to comply with the terms of this Agreement, provided, however that in the event of any conflict between the provisions of this Agreement and any supplementary instructions, the terms of this Agreement shall prevail.

         9.2 Closing Conditions

         The obligation of Seller sell the Property to Purchaser is subject to the following Closing conditions ("Seller's Closing Conditions"), which are for the benefit of Seller only and may be waived only by Seller in its sole discretion: (i) Title Company shall be irrevocably committed to issue a lender's title insurance policy ("Lender's Policy") to Seller identical in form and content to the pro forma policy attached hereto as Exhibit 9.2.1; (ii) the insurance company issuing the Binder, defined below, shall have issued the Binder; and (iii) Purchaser shall have performed all of its obligations under this Agreement that are to be performed at or prior to the Date of Closing, and Purchaser's representations and warranties shall be true and correct in all material respects as of the Date of Closing.

         The obligation of Purchaser to purchase the Property from Seller is subject to the following conditions ("Purchaser's Closing Conditions"), which are for the benefit of Purchaser only and may be waived only by Purchaser in its sole discretion: (i) Title Company shall be irrevocably committed to issue a standard coverage of owner's title insurance policy ("Owner's Policy") to Purchaser identical in form and content to the pro forma policy attached hereto as Exhibit 9.2.2; (ii) Seller shall have performed all of its obligations under this Agreement that are to be performed at or prior to the Date of Closing, and Purchaser's representations and warranties shall be true and correct in all material respects as of the Date of Closing.

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         9.3 Seller's Deliveries

         At or prior to the Closing, Seller shall deliver to Title Company's Reno office (as described in Section 8 above) the following funds and documents, each executed if and where applicable and, if required, acknowledged by the Seller (delivery shall be of documents with original signature(s) unless Buyer and Seller mutually agree that signed facsimile copies are acceptable for Closing, in which case copies with original signature(s) shall be simultaneously sent via overnight courier to Title Company's Reno office):

         (a) An grant  bargain  and sale  deed in the form  attached  hereto  as
Exhibit 9.3.1 (the "Deed"), conveying fee simple title to the Land and Improvements to Purchaser subject to the Permissible Exceptions, to be recorded by Title Company on the Closing Date.

         (b) A bill of sale in the form attached hereto as Exhibit 9.3.2 conveying the Personal Property to Purchaser.

         (c) A Lease  Termination  Agreement  in the  form  attached  hereto  as
Exhibit 9.3.3 (the "Lease Termination Agreement").

         (d) An assignment of the Contracts identified on Exhibit 3.3 to Purchaser by way of an assignment and assumption agreement in the form attached hereto as Exhibit 9.3.4 (the "Assignment and Assumption Agreement").

         (e) An assignment of all transferable warranties and guarantees then in effect, if any, with respect to the Improvements or the Personal Property or any repairs or renovations to such Improvements and Personal Property, which assignment is in the form attached hereto as Exhibit 9.3.5 (the "Assignment of Warranties and Guaranties").

         (f) An affidavit pursuant to the Foreign Investment and Real Property Tax Act in the form attached hereto as Exhibit 9.3.6.

         (g) A  designation  agreement  in the form  attached  hereto as Exhibit
9.3.7 (the "Designation Agreement").

         (h) A Royalty  Termination  Agreement  in the form  attached  hereto as
Exhibit 9.3.8 (the "Royalty Termination Agreement").

         (i) Funds in the amount of One Hundred Thousand Dollars (US$100,000) ("Cash Payment") to be delivered by Title Company to Purchaser at Closing via wire transfer in accordance with wire transfer instructions provided to Title Company by Purchaser, subject to and in accordance with Purchaser's Closing Statement prepared by Title Company and approved by Purchaser.

         (j) A binder ("Binder") for a policy of environmental insurance from an insurance company acceptable to Seller with respect to the Property with liability coverage in the amount of Ten Million Dollars (US$10,000,000.00) and with a term commencing on August 8, 2002 and continuing for ten (10) years thereafter, which shall identify Seller as the named insured and Purchaser as an additional insured.

         9.4 Purchaser's Deliveries

         At or prior to Closing, Purchaser shall deliver to Title Company's Reno office (as described in Section 8 above) the following documents, each executed and, if required, acknowledged by Purchaser (delivery shall be of documents with original signature(s) unless Buyer and Seller mutually agree that signed facsimile copies are acceptable for Closing, in which case copies with original signature(s) shall be simultaneously sent via overnight courier to Title Company's Reno office):

                  (a) The Note.

                  (b) The Deed of Trust, to be recorded by Title Company on the Closing Date immediately after recordation of the Deed.

                  (c) The Lease Termination Agreement.

                  (d) The Assignment and Assumption Agreement.

                  (e) The Assignment of Warranties and Guaranties.

                  (f) The Designation Agreement.

                  (g) The Royalty Termination Agreement.

         9.5 Possession

         Purchaser shall be entitled to exclusive possession of the Property under this Agreement upon conclusion of the Closing.

         9.6 Insurance

         Seller shall terminate its policies of insurance (other than the environmental insurance policy that is the subject of the Binder), as of noon on the Date of Closing, and Purchaser shall be responsible for obtaining its own insurance thereafter.

         9.7 Utility Service and Deposits

         Seller shall be entitled to the return of any deposits posted by it with any utility company and Purchaser shall notify each utility company serving the Property to terminate Seller's account, effective at noon on the Date of Closing.

         9.8 Notice Letters

         Subsequent to Closing, Seller shall provide to Purchaser copies of form letters to contractors and utility companies serving the Property, in the form attached hereto as Exhibit 9.8, advising them of the sale of the Property to Purchaser.

10.      DEFAULT; FAILURE OF CONDITION

         10.1 Default

         If either of the parties shall refuse or fail to convey the Property or purchase the Property as herein provided for any reason other than (i) a default by the other party and the expiration of the cure period, if any, provided under
Section 11.6 hereof, (ii) the existence of a Pending Default (as defined in and contemplated by Section 11.6), or (iii) any other provision of this Agreement which permits a party to terminate this Agreement or otherwise relieves a party of the obligation to convey or purchase the Property, then the other party shall elect as its sole remedy hereunder to terminate this Agreement.

         10.2 Failure of Condition

         If prior to Closing Seller discloses to Purchaser or Purchaser discovers that (i) title to the Property is subject to defects, limitations or encumbrances other than Permitted Encumbrances, or (ii) any representation or warranty of Seller contained in this Agreement is or, as of the Date of Closing, will be untrue, then Purchaser shall promptly give Seller written notice of its objection thereto. In such event, Seller may elect to postpone the Closing for thirty (30) days and attempt to cure such objection, provided that Purchaser may not object to the state of title to the Property on the basis of any Permitted Encumbrances. The parties acknowledge and agree that Seller shall have no obligation to cure any objection.

11.      MISCELLANEOUS

         11.1 Entire Agreement

         This Agreement, together with the Exhibits attached hereto, all of which are incorporated by reference, is the entire agreement between the parties with respect to the subject matter hereof, and no alteration, modification or interpretation hereof shall be binding unless in writing and signed by both parties.

         11.2 Severability

         If any provision of this Agreement or application to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances, other than those as to which it is so determined invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

         11.3 Applicable Law

         This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada without regard to its rules concerning conflicts or choice of law. The parties hereby submit to the jurisdiction over their persons of the state and federal courts in the State of Nevada with respect to any proceeding arising out of or related in any way to this Agreement. Each of the parties hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum or improper venue as a defense to the maintenance of any such proceeding. The parties irrevocably consent to the service of process in any such proceeding by the mailing of copies of the summons and complaint therein to their respective addresses for notice as set forth in this Agreement. The parties agree that a final judgment in any such proceeding shall be conclusive and may be executed upon and enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Nothing in this Section 11.3 shall limit the right of the parties to serve legal process in any other manner permitted by law. The terms and conditions of this Section 11.3 and Section 11.9 hereof shall apply with regard to any dispute between the parties concerning any document signed and delivered by either of them at the Closing.

         11.4 Assignability

         Purchaser may not assign this Agreement without first obtaining Seller's written consent, which may be withheld in Seller's sole discretion. Any assignment in contravention of this provision shall be void. If Purchaser requests Seller's written consent to any assignment, Purchaser shall (a) notify Seller in writing of the proposed assignment; (b) provide Seller with the name and address of the proposed assignee; (c) provide Seller with financial information including financial statements of the proposed assignee; and (d) provide Seller with a copy of the proposed assignment. No assignment, whether or not permitted, shall release the Purchaser herein named from any obligation or liability under this Agreement. The Purchaser herein named and any permitted assignee shall be jointly and severally liable for all such obligations and liabilities. Any permitted assignee shall be deemed to have made any and all representations and warranties made by Purchaser hereunder, as if the assignee were the original signatory hereto.

         11.5 Successors Bound

         This Agreement shall be binding upon and inure to the benefit of Purchaser and Seller and their respective successors and permitted assigns.

         11.6 Breach

         Should either party be in breach of or default under or otherwise fail to comply with any of the terms of this Agreement, the complying party shall have the option to cancel this Agreement upon ten (10) days written notice to the other party of the alleged breach followed by failure by such other party to cure such breach within such ten (10) day period; provided, however, that Purchaser shall not be entitled to such notice or cure period for any failure to pay the Purchase Price as provided herein. The non-defaulting party shall promptly notify the defaulting party in writing of any alleged default upon obtaining knowledge thereof. The Date of Closing shall be extended to the extent necessary to afford the defaulting party the full ten-day period within which to cure such default; provided, however, that the failure or refusal by a party to perform on the scheduled Date of Closing (except in respect of a Pending Default by the other party) shall be deemed to be an immediate default without the necessity of notice; and provided further, that if the Date of Closing shall have been once extended as a result of default by a party, such party shall be not be entitled to any further notice or cure rights with respect to that or any other default. For purposes of this Section 11.6, a "Pending Default" shall be a default for which (i) written notice was given by the non-defaulting party, and
(ii) the cure period extends beyond the scheduled Date of Closing.

         11.7 No Public Disclosure; Press Release

         Prior to the Closing, neither of the parties shall make any public disclosure of the terms of this transaction without the prior written consent of the other party. Purchaser's press release on or after the Date of Closing shall be subject to the prior approval of Seller, which approval shall not be unreasonably withheld, delayed or conditioned; provided that Seller's approval right shall not apply with respect to any portion of such press release that is in the reasonable judgment of Purchaser required to be made by Purchaser under applicable disclosure laws.

         11.8 Captions

         The captions in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or the scope or content of any of its provisions.

         11.9 Attorneys' Fees

         If either party hereto fails to perform any of its obligations under this Agreement and if any litigation arises between the parties hereto, then the party not prevailing in such litigation shall pay any and all costs and expenses incurred by the other party on account of such default and/or in such litigation, including, without limitation, court costs and reasonable attorneys' fees and disbursements. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Agreement and to survive and not be merged into any such judgment.

         11.10 No Partnership

         Nothing contained in this Agreement shall be construed to create a partnership or joint venture between the parties or their successors in interest.

         11.11 Time of Essence

         Time is of the essence for all purposes of this Agreement.

         11.12 Counterparts and Facsimile Execution

         This Agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile, but the copies bearing the original signature or signatures shall be simultaneously exchanged by Federal Express.

         11.13 Recordation

         Purchaser and Seller agree not to record this Agreement or any memorandum hereof.

         11.14 Proper Execution

         The submission by Seller to Purchaser of this Agreement in unsigned form shall be deemed to be a submission solely for Purchaser's consideration and not for acceptance and execution. Such submission shall have no binding force and effect, shall not constitute an option, and shall not confer any rights upon Purchaser or impose any obligations upon Seller irrespective of any reliance thereon, change of position or partial performance. The submission by Seller of this Agreement for execution by Purchaser and the actual execution and delivery thereof by Purchaser to Seller shall similarly have no binding force and effect on Seller unless and until Seller shall have executed this Agreement and a counterpart thereof shall have been delivered to Purchaser.

         11.15 Tax Protest

         If, as a result of any tax protest or otherwise, any refund or reduction of any real property or other tax or assessment relating to the Property during the period for which, under the terms of this Agreement, Seller is responsible, Seller shall be entitled to receive or retain such refund or the benefit of such reduction, less equitable prorated costs of collection.

         11.16 Survival and Limitation of Representations and Warranties

         The representations and warranties of Seller set forth in Section 5.1 shall survive the Closing, but written notification of any claim arising therefrom must be received by Seller within six (6) months after the Date of Closing or such claim shall be forever barred and Seller shall have no liability with respect thereto. All other terms and conditions of this Agreement shall survive the Closing if and to the full extent necessary to give full effect thereto.

         11.17 Further Assurances

         The parties agree to execute, acknowledge, and deliver such additional or further assurances as may be reasonably necessary to give effect to the terms and provisions of this Agreement, both before and after the Closing.

         IN WITNESS WHEREOF, Purchaser and Seller have executed this Agreement as of the date set forth above.

                    SELLER:   BHP MINERALS INTERNATIONAL INC.,
                              a Delaware corporation

                               By: /s/ Earl K [illegible]
                               Name: ___________________________________________
                               Title: __________________________________________

                    PURCHASER: ALTAIR NANOTECHNOLOGIES INC., a Canada corporation

                               By: /s/ Edward Dickinson
                               Name: ___________________________________________
                               Title: __________________________________________

      An original, fully executed copy of this Agreement has been received by the Title Company's agent this 12th day of August 2002, and by execution hereof the Title Company's agent hereby covenants and agrees to be bound by the terms of this Agreement and hereby covenants and agrees to enter into a designation agreement in the form attached hereto as Exhibit 9.3.7.

                               First American Title Guaranty Company


                               By:  /s/ Kitty Schlesinger
                                    -----------------------
                               Name:    Kitty Schlesinger
                               Title:   Escrow Officer

                                  EXHIBIT 1.1.1

                                LEGAL DESCRIPTION


Parcel A of Parcel Map No. 2242, according to the map thereof, filed in the office of the County Recorder of Washoe County, State of Nevada, on March 2, 1988, as File No. 1229829.